UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
26533 Evergreen Road, Suite 500, Southfield, Michigan (Address of Principal Executive Offices)	48076 (Zip Code)
Registrant’s telephone number, including area code (248) 483-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securities Holders

The Covisint Corporation (the “Company”) Annual Meeting of Shareholders was held on August 26, 2015 via the Internet.

The first matter voted upon at the meeting was the election of directors. Each of the nominees was elected to hold office for one year until the 2016 Annual Meeting of Shareholders or until their successors are elected and qualified. The results of the voting at the meeting are as follows:

Director Name	For	Withheld	Non-Votes
Homaira Akbari	26,353,678	431,255	6,904,735
Bernard M. Goldsmith	21,339,024	5,445,909	6,904,735
William O. Grabe	20,972,753	5,812,180	6,904,735
Lawrence David Hansen	21,344,686	5,440,247	6,904,735
Samuel M. Inman, III	26,210,365	574,568	6,904,735
Philip F. Lay	26,714,209	70,724	6,904,735

The second matter voted upon was the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2016. Total votes for - 33,245,689, against - 144,109, abstain - 299,870, and broker non-votes - 0.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	August 28, 2015	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary